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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)      July 30, 2002
                                          --------------------------


                              ADOLPH COORS COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

          Colorado                    0-8251                84-0178360
----------------------------        -----------         -------------------
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation              File Number)        Identification No.)


          311 Tenth Street,
          Golden, Colorado                                    80401
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code    (303) 279-6565
                                                  ----------------------


                                 Not applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

                           PART II. OTHER INFORMATION


Item 5.   Other Events

Based on updated analysis, Adolph Coors Company has clarified that its second quarter earnings before interest, taxes, depreciation and amortization (EBITDA) were approximately $182 million. The company's previous estimate was included in the webcast of its second quarter 2002 earnings conference call on July 25, 2002. The company's final EBITDA result for the second quarter will be included in its next 10-Q, which is expected to be filed with the SEC on or before August 14, 2002. The company has not updated any other information provided in its second quarter webcast.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ADOLPH COORS COMPANY
                                         ---------------------------------------
                                                     (Registrant)

Date July 30, 2002                               /s/ Annita M. Menogan
                                         ---------------------------------------
                                             (Annita M. Menogan, Secretary)